EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
NBT Bancorp Inc.:

       We consent to incorporation by reference in Amendment No. 1 to the registration statement on Form S-4 related to the registration of shares for the merger between NBT Bancorp Inc. and CNB Financial Corp., filed by NBT Bancorp Inc. under the Securities Act of 1933, of our report dated January 22, 2001, with respect to the consolidated balance sheets of NBT Bancorp Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of NBT Bancorp Inc., incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.



/s/ KPMG LLP
KPMG LLP

Albany, New York
August 24, 2001